                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 ANALOGIC CORP.
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                                [Analogic Logo]

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                ANALOGIC CORPORATION TO BE HELD JANUARY 19, 2001

     The Annual Meeting of Stockholders of Analogic Corporation (the "Company") will be held at the Company's headquarters located at 8 Centennial Drive, Peabody, Massachusetts, (Centennial Industrial Park) on Friday, January 19, 2001 at 11:00 o'clock in the morning for the following purposes:

          (1) To increase the number of directors from eight (8) to nine (9), to elect three (3) Class III directors for a three (3) year term, to hold office until the 2004 Annual Meeting of Stockholders, and to elect one (1) Class II director for a two (2) year term, to hold office until the 2003 Annual Meeting of Stockholders, and in each case until their respective successors are elected and qualified.

          (2) To consider and act upon the matter of ratifying the selection by the Board of Directors of PricewaterhouseCoopers LLP as auditors of the Company for the current fiscal year.

          (3) To consider and act upon the matter of adopting and approving the Company's Key Employee Stock Bonus Plan dated October 12, 2000, a copy of which is included as Exhibit B.

          (4) To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the Meeting or any adjourned session or sessions thereof.

     The Board of Directors has fixed the close of business on December 1, 2000, as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

                                          JULIAN SOSHNICK
                                          Clerk

December 1, 2000

                  IF YOU ARE ENTITLED TO VOTE AT THE MEETING,
                   KINDLY EXECUTE AND MAIL THE ENCLOSED PROXY         0779-PS-00

                              ANALOGIC CORPORATION
                               8 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 19, 2001

     This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Analogic Corporation (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on January 19, 2001 (the "Meeting"), and is being mailed, together with the form of proxy solicited, to each stockholder of the Company on or about December 7, 2000.

     The enclosed proxy, if executed and returned, will be voted by the persons named in the proxies as directed on the proxy and, in the absence of such direction, for the increase of the number of directors for the ensuing year from eight to nine, for the election of the four nominees as directors, for ratification of the selection of PricewaterhouseCoopers LLP as auditors for the current fiscal year, for the adoption of the Key Employee Stock Bonus Plan dated October 12, 2000 and in accordance with their best judgment any other matters which are properly brought before the Meeting.

     Any stockholder giving a proxy in the accompanying form (the "Proxy") retains the power to revoke it at any time prior to the exercise of the powers conferred thereby. Such revocation may be effected by any means which are sufficient to revoke a power of attorney, including giving written notice of revocation to the Company at the above address or to its transfer agent, or the execution and delivery to the Company or its transfer agent of a subsequent proxy. Attendance of the stockholder at the Meeting in person, will not, however, be deemed to revoke the Proxy unless the stockholder affirmatively indicates his/her intention to vote the shares in person by so advising the presiding officer or the clerk at the Meeting.

QUORUM AND VOTE REQUIRED

     The holders of record of shares of Common Stock, $.05 par value, at the close of business on December 1, 2000, may vote at the Meeting. On December 1, 2000, there were issued and outstanding 12,880,768 shares of Common Stock of the Company (not including 1,099,934 shares held in treasury). Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Meeting.

     The holders of a majority of the shares of Common Stock issued and outstanding at the close of business on December 1, 2000 shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or do not vote with respect to one of more of the matters presented for stockholder approval) will be counted for purposes of the determining whether a quorum is present at the Meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting is required for the ratification of auditors and the approval of the Key Employee Stock Bonus Plan.

     Shares that abstain from voting as to a particular matter will be considered to be represented with respect to that matter. However, shares held in "street name" by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter will not be considered as shares represented with respect to that matter. Accordingly, abstention and "broker non-votes" will have no effect on the voting for the election of directors; broker non-votes will have no effect on the voting for the ratification of auditors or the approval of the Key Employee Stock Bonus Plan; and abstentions will have the same effect on the voting for the ratification of auditors and the approval of the Key Employee Stock Bonus Plan as a vote against such matters.

STOCK OWNERSHIP

     The following table sets forth information as to all persons (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act")) known by the Company to have owned beneficially 5% or more of its Common Stock as of December 1, 2000, based upon information received from or on behalf of the persons named. Unless otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares listed.

                                                        AMOUNT AND NATURE OF        PERCENT OF CLASS
NAME AND ADDRESS                                        BENEFICIAL OWNERSHIP      (AS OF DEC. 1, 2000)
----------------                                        --------------------      --------------------
Bernard M. Gordon Charitable Remainder Unitrust.......       4,723,092(1)(2)              36.7%
  Bernard M. Gordon
  Julian Soshnick
  Gerald P. Bonder, Trustees
  8 Centennial Drive
  Peabody, MA 01960
T. Rowe Price.........................................       1,638,180                    12.7%
  100 East Pratt Street
  Baltimore, MD 21202
Private Capital Management Inc........................       1,065,332                     8.3%
  3003 Ninth Street
  Naples, FL 33940

---------------
(1) Exclusive of 6,000 shares owned by Mr. Gordon's wife, as to which he disclaims any beneficial interest.

(2) Mr. Gordon serves as Trustee of the Bernard Gordon Charitable Remainder Unitrust (the "Trust") along with Julian Soshnick and Gerald P. Bonder. The three Trustees, acting by a majority, have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all of the assets of the Trust, in general, will be distributed to The Gordon Foundation, a Section 501(c)(3) trust formed by Mr. Gordon with its principal office located at 8 Centennial Drive, Peabody, Massachusetts. The total shares reported above include 12,900 shares owned by the Gordon Foundation.

(3) The Company has been advised informally by T. Rowe Price and Private Capital Management Inc. that in their capacity as investment advisors they may be deemed a beneficial owner on December 1, 2000, of 1,638,180 shares, or 12.7% of the Company's Common Stock and 1,065,332 shares, or 8.3% of the Company's Common Stock, respectively.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Articles of Organization and By-Laws, as amended, provide for the division of the Board of Directors into three classes, each having a staggered three-year term of office. One class expires each year. The terms of three directors, Bernard M. Gordon, John A. Tarello and Gerald L. Wilson will expire at the meeting. Bernard M. Gordon, John A. Tarello and Gerald
L. Wilson have been nominated for election as the Class III directors, to hold office until the 2004 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Julian Soshnick has been nominated for election as a Class II director to hold office until the 2003 Annual Meeting of Stockholders, and until his successor has been duly elected and qualified.

     It is the intention of the persons named in the proxies to increase the number of directors from eight to nine and vote for the election of the nominees as directors. In the event that any nominees should be unable to serve, discretionary authority is reserved for the named Proxy Holders to vote for a substitute, or to reduce the number of directors to be elected, or both. Management has no reason to believe that the said nominees will be unwilling or unable to serve if elected.

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by each director and nominee for director of the Company and all directors, nominees for directors and officers of the Company as a group. The table also sets forth certain additional information with respect to each director and nominee for director of the Company, including the year in which the term of office of each director and nominee for director (if elected) expires.

     The Board of Directors recommends a vote "FOR" Proposal 1.

NOMINEE FOR CLASS II DIRECTOR IS INDICATED BY TWO ASTERISKS.

NOMINEES FOR CLASS III DIRECTORS ARE INDICATED BY THREE ASTERISKS.

                                                                               AMOUNT AND NATURE OF BENEFICIAL
                                                                                      OWNERSHIP OF THE
                                           PRINCIPAL OCCUPATION     DIRECTOR       COMPANY'S COMMON STOCK
NAME                              AGE         OR EMPLOYMENT          SINCE        AS OF OCTOBER 31, 2000(1)
----                              ---   --------------------------  --------   -------------------------------
IF ELECTED, TERM EXPIRES IN 2004:
Bernard M. Gordon***............  73    Chairman of the Board and     1969                4,723,092(4)(6)
                                          Chief Executive Officer
                                          of the Company
John A. Tarello***..............  69    Retired Senior Vice           1979                    5,000*
                                          President of Analogic
Gerald L. Wilson***(2)(3).......  61    Former Dean, School of        1980                    7,000*(7)
                                          Engineering and
                                          Professor, Massachusetts
                                          Institute of Technology
TERM EXPIRES IN 2003:
Thomas J. Miller, Jr............  43    President and Chief           1999                   66,050*(5)
                                          Operating Officer
Bruce W. Steinhauer(2)(3).......  67    President and Chief           1993                   10,000*(7)
                                          Executive Officer of The
                                          Regional Medical Center
                                          at Memphis
IF ELECTED, TERM EXPIRES IN
  2003:
Julian Soshnick**...............  68    Vice President, General                              31,250*
                                          Counsel and Clerk
TERM EXPIRES IN 2002:
M. Ross Brown...................  66    Retired Vice President of     1984                      -0-
                                          Analogic

                                                                               AMOUNT AND NATURE OF BENEFICIAL
                                                                                      OWNERSHIP OF THE
                                           PRINCIPAL OCCUPATION     DIRECTOR       COMPANY'S COMMON STOCK
NAME                              AGE         OR EMPLOYMENT          SINCE        AS OF OCTOBER 31, 2000(1)
----                              ---   --------------------------  --------   -------------------------------
Edward F. Voboril(2)(3).........  58    Chairman and CEO of Wilson    1990                    5,000*(7)
                                          Greatbatch Ltd.,
                                          Clarence, NY
Beneficial Ownership of Shares
  by All Directors and Executive
  Officers as a Group
  (10 persons)..................                                                          4,852,392(4)(5)(6)(7)

---------------
 *  Represents less than 1% ownership.

(1) The amounts shown are based upon information furnished by the individual directors and officers. Unless otherwise noted the beneficial owners have sole voting and investment power with respect to the shares listed.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

(4) Mr. Gordon serves as Trustee of the Bernard Gordon Charitable Remainder Unitrust (the "Trust") along with Julian Soshnick and Gerald P. Bonder. The three Trustees, acting by a majority, have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all the assets of the Trust, in general, will be distributed to the Gordon Foundation, a
    Section 501(c)(3) trust formed by Mr. Gordon with its principal office located at 8 Centennial Drive, Peabody, Massachusetts. The total shares reported above includes 12,900 shares owned by the Gordon Foundation.

(5) This amount includes certain shares issued under the Company's Key Employee Stock Bonus Plan which are subject to forfeiture under certain circumstances.

(6) Exclusive of 6,000 shares owned by Mrs. Gordon, in which Mr. Gordon disclaims all beneficial interest.

(7) These amounts include certain shares deemed beneficially owned under Exchange Act Rule 13d-3(d)(1).

     Bernard M. Gordon has been the Chairman of the Board of Directors of the Company since 1969 and was President from 1980 to 1995.

     Thomas J. Miller, Jr. joined the Company as President and Chief Operating Officer in October 1999. Mr. Miller was the President and CEO of Carl Zeiss, Inc. from 1997 to 1999. Prior to Carl Zeiss, Inc., Mr. Miller was Group Vice President, Imaging Systems, for Siemens Medical Systems, Inc. from 1995 to 1997.

     John A. Tarello retired from Analogic in November 1999. Mr. Tarello was the Company's Controller from May 1970 through July 1982, a Vice President of the Company from 1971 to 1980, and was Senior Vice President since 1980, and Treasurer since 1985. He is also a director of Spire Corporation.

     Dr. Gerald L. Wilson is the former Dean of the School of Engineering at Massachusetts Institute of Technology and the Vannevar Bush Professor of Engineering at the Massachusetts Institute of Technology. Dr. Wilson has served on MIT's faculty since 1965, and currently serves as a professor of Electrical and Mechanical Engineering. He is a trustee of NSTAR Corporation and a director of SATCON Corporation.

     Julian Soshnick joined the Company in October 1981 as General Counsel and has served as a Vice President since July 1982 and Clerk since 1988.

     Dr. Bruce W. Steinhauer became the President and Chief Executive Officer of the Regional Medical Center at Memphis in 1998. Prior to this position, he was the Chief Executive Officer of the Lahey-Hitchcock Clinic from 1992-1998.

     M. Ross Brown retired from Analogic in November 1999. Mr. Brown joined the Company in August 1984 and was responsible for managing its manufacturing operations. He was elected a Vice President in October 1984.

     Mr. Voboril was appointed Chairman of Wilson Greatbatch Ltd. of Clarence, New York in 1998. He has been President and CEO since 1990.

     By reason of Mr. Gordon's beneficial ownership of Common Stock set forth above, he may be deemed to control the Company. In addition, in their capacity as trustees of the Bernard M. Gordon Charitable Remainder Unitrust, Mr. Gordon, along with Mr. Soshnick and Mr. Bonder, may be deemed to control the Company.

     The Board of Directors held four meetings during fiscal year 2000.

     The Company has an Audit Committee and a Compensation Committee.

     Mr. Voboril, Dr. Wilson, and Dr. Steinhauer serve on the Audit Committee and each meets the standards of independence as defined by the listing standards of the Nasdaq. During fiscal year 2000, the Audit Committee adopted a formal committee Charter which sets forth the responsibilities of the Committee. This Charter was reviewed and approved by the Board of Directors. A copy of this Charter has been attached hereto as Exhibit A to the Proxy Statement. The Committee will review this Charter on an annual basis to assess its adequacy. The Audit Committee met three times during the 2000 fiscal year.

     Mr. Voboril, Dr. Wilson and Dr. Steinhauer serve on the Compensation Committee, with Bernard M. Gordon serving as an ex officio non-voting member of the Compensation Committee. The function of the Compensation Committee is to make recommendations to the Board of Directors concerning officers' salaries and other compensation matters. The Compensation Committee met three times during the 2000 fiscal year.

     The Board of Directors does not have a nominating committee.

                                   PROPOSAL 2

                              APPROVAL OF AUDITORS

     It is proposed that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company to audit its financial statements for the fiscal year ending July 31, 2001. PricewaterhouseCoopers LLP served as the Company's independent auditors for the fiscal year ended July 31, 2000. Representatives of PricewaterhouseCoopers are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders. Although stockholders approval of the Board of Directors' selection of PricewaterhouseCoopers is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board of Directors may reconsider its selection.

     The Board of Directors recommends a vote "FOR" Proposal 2.

                                   PROPOSAL 3

                   APPROVAL OF KEY EMPLOYEE STOCK BONUS PLAN

     On October 12, 2000, the Board of Directors voted to approve the Key Employee Stock Bonus Plan, dated October 12, 2000 (the "Bonus Plan" or the "Plan") pursuant to which 100,000 shares of Common Stock would be reserved for issuance under the Plan. Pursuant to the terms of the Bonus Plan, the Board of Directors is seeking stockholder approval of the Plan.

     The following is a summary of the material features of the Bonus Plan and does not purport to be complete. The summary is subject in all respects and is qualified in its entirety by reference to the full text of the Bonus Plan, a copy of which is attached hereto as Exhibit B.

     PURPOSE. The purposes of the Bonus Plan are to (i) attract and retain key employees, (ii) provide deferred compensation for Participants and additional incentive to remain in the Company's employ (and the employ of its subsidiaries) and (iii) acquire noncompetition agreements from key employees who become Participants.

     ADMINISTRATION. The Bonus Plan is administered by a committee appointed by the Board of Directors and consisting of the chairman of the Board and not less than two Non-Employee Directors (the "Committee"), each of whom shall be ineligible to participate in the Bonus Plan. The Board of Directors has the sole authority to approve or reject the Committee's recommendations concerning issuance of Common Stock under the Bonus Plan.

     RESERVATION OF COMMON STOCK. In the event the stockholders approve the Plan, there will be 100,000 shares of Common Stock reserved for issuance under the Bonus Plan. Any shares issued under the Plan which are forfeited, as described below, will be available for reissuance under the Plan. If the Company's outstanding shares of Common Stock are increased or decreased as a result of stock dividends, stock splits, recapitalizations or other means having the same effect, or if the Company's Common Stock is converted into other shares or securities of the Company as a result of a reorganization, the number of shares available for issuance under the Plan shall be appropriately adjusted by the Board of Directors.

     PARTICIPANTS. All officers, divisional officers, department heads and other key employees of the Company and its subsidiaries are eligible to receive Common Stock under the Bonus Plan, and thereby become Participants under the Bonus Plan. The benefits or amounts that will be received by or allocated to those individuals and groups for whom disclosure is called for by the SEC proxy rules or would have been received by or allocated to those persons are not determinable. Upon recommendation of the Committee, the Board of Directors determines which key employees shall be granted Common Stock pursuant to the Bonus Plan. As of December 1, 2000, approximately twenty (20) employees would be eligible to participate in the Plan.

     TIME FOR ISSUANCE OF COMMON STOCK. Each key employee selected to be a Participant must deliver a noncompetition agreement, in a form satisfactory to the Company, within ten days of notification of his or her eligibility to participate. If such employee fails to execute and deliver such agreement, any of his or her rights to such Common Stock shall terminate.

     RESTRICTIONS AND FORFEITURE. The Common Stock granted pursuant to the Bonus Plan is subject to certain transfer restrictions and a risk of forfeiture in the event that the Participant leaves the employ of the Company prior to the lapsing of any such restrictions. For a period of three years from the date of a grant, 100% of the Common Stock so granted may not be transferred. As of the first day of each year then following the aforementioned three-year period, the restrictions upon disposition of 25% of any shares granted shall lapse, provided the Participant remains in the continuous full-time employ of the Company. If the Participant ceases to be an employee of the Company for any reason, including death or disability, all shares as to which the transfer restrictions have not lapsed will be forfeited to the Company. The Board of Directors, may, upon the recommendation of the Committee, impose a different vesting schedule at the time shares are granted under the Bonus Plan or may accelerate the vesting schedule at any time thereafter as to shares for which the transfer restrictions have not lapsed. If the Committee determines at any time prior to the lapse of the transfer restrictions that a Participant has (a) committed an act of misconduct for which he could have been discharged for cause by the Company (or by a subsidiary, as the case may be) or (b) has participated or engaged in any business activity determined by the Committee to be in any way harmful or prejudicial to the interest of the Company, all shares then issued and outstanding in the Participant's name as to which the restrictions on transfer are still in full force and affect, shall immediately be forfeited. All shares issued to a Participant are held in escrow by the Company until the restrictions lapse. While the shares are held in escrow, the Participant is the record and beneficial owner of such shares and is entitled to vote such shares and to receive cash dividends thereon.

     MERGER, CONSOLIDATION OR SALE OF THE COMPANY'S ASSETS. If the Company merges or consolidates with any corporation pursuant to which the Company is not the surviving entity, or if the Company sells or exchanges substantially all of its assets, the restrictions on disposition and the provisions with respect to forfeiture shall lapse and be of no further effect and all such shares shall be delivered by the Company to the respective Participants.

     AMENDMENTS. The Board of Directors may amend the Bonus Plan in any respect, provided that, in the absence of stockholder approval, no such amendment shall increase the maximum number of shares which may be issued in the Bonus Plan.

     EFFECTIVE DATE. The Bonus Plan will become effective upon approval by the stockholders of the Company.

     The Board of Directors recommends a vote "FOR" Proposal 3.

                               EXECUTIVE OFFICERS

     The current executive officers of the Company are:

          NAME             AGE                            POSITION
          ----             ---                            --------
Bernard M. Gordon........   73  Chairman of the Board and Chief Executive Officer
Thomas J. Miller, Jr. ...   43  President and Chief Operating Officer
John J. Millerick........   52  Senior Vice President, Chief Financial Officer and Treasurer
Julian Soshnick..........   68  Vice President, General Counsel and Clerk
Michael J. Magnifico.....   56  Vice President

     For additional information with respect to Mr. Gordon and Mr. Miller, who are Directors, and Mr. Soshnick, who is a nominee as a Director, see Proposal 1 -- Election of Directors.

     Mr. John J. Millerick joined the Company as Senior Vice President, Chief Financial Officer and Treasurer in January 2000. Mr. Millerick was previously Senior Vice President and Chief Financial Officer of CalComp Technology, Inc. from 1996 to 1999. Prior to CalComp Technology, Inc., Mr. Millerick was Vice President -- Finance of Digital Equipment Corporation's Personal Computer Unit from 1994 to 1995. Before joining Digital Equipment Corporation, Mr. Millerick served in several management positions at Wang Laboratories, leaving as Vice President -- Corporate Controller and acting Chief Financial Officer.

     Michael J. Magnifico joined the Company in November 1988 as Vice President of manufacturing, and was promoted to Corporate Operations in November 1999. Mr. Magnifico was previously Senior Vice President of Operations for the Racal Data Group, a subsidiary of Racal Electronics, plc from 1993 to 1997.

     Executive officers of the Company, with the exception of Mr. Magnifico, are elected annually by the Board of Directors and hold office until their successors are chosen and qualified, subject to early removal by the Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Bernard M. Gordon owns a 48% interest and Mr. Bernard L. Friedman, the Company's former Vice Chairman of the Board (Mr. Friedman resigned on July 31,
1993), owns a 52% interest in a limited partnership (Audubon Realty, Ltd.), which owns the Danvers, Massachusetts facilities leased by the Company for a term to July 31, 2001. These facilities include a 50,000 square foot building completed in 1978; a 40,000 square foot addition to that building, completed in 1982; and an 80,000 square foot building which the Company moved into during 1980. The fixed annual rent on the entire 170,000 square feet was increased from $1,164,000 to $1,219,000 effective March 1, 1998, and shall be adjusted as of March 1 every third year to reflect increases in the cost of living. A total of 155,000 square feet of the facilities are sublet to Siemens Medical Electronics, Inc. under two subleases for terms which will end on December 1, 2000 and July 2001, respectively.

     Mr. Gordon and Mr. Friedman own a 48% and 52%, respective, interest in a limited partnership (Audubon Realty, Ltd.) which owns the facility located at 360 Audubon Road, Wakefield, Massachusetts, which is leased by the Company for a term to July 31, 2003. This facility has been utilized by the Company for manufacturing and office space since May 1, 1981. The fixed annual rent for this facility was increased from

$333,000 to $357,000 effective May 1, 1999, and shall be adjusted as of May 1 every third year to reflect increases in the cost of living.

     All of the foregoing rents are on a net lease basis, and accordingly the Company pays, in addition to the above rental payments, all taxes, maintenance, insurance, and other costs relating to the leased premises.

     The terms of the several lease agreements, at the time they were executed, were at least as favorable as those that could have been obtained from unaffiliated third parties. Prior to execution of each such lease, two independent appraisals were obtained in order to establish the fair market rate for subject premises. A rent, in each case discounted below the fair market rate established by the appraisals, was then agreed upon by the parties.

     The leases each incorporated periodic rent escalation clauses, based upon the CPI. At the present time, the rents that the Company is paying under the several leases reflect fair rental value for the properties.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the Chief Executive Officer and each of the next four most highly compensated executive officers of the Company during the last fiscal year ("Named Officers") for services rendered in all capacities for the last three fiscal years.

                                                                                        LONG-TERM
                                                                                   COMPENSATION AWARDS
                                             ANNUAL COMPENSATION               ----------------------------
                                 -------------------------------------------    RESTRICTED       SHARES        ALL OTHER
NAME AND                         FISCAL                         TOTAL ANNUAL   STOCK AWARDS    UNDERLYING     COMPENSATION
PRINCIPAL POSITION                YEAR     SALARY    BONUSES    COMPENSATION      (A)(B)       OPTIONS(C)         (D)
------------------               ------   --------   --------   ------------   ------------   -------------   ------------
Bernard M. Gordon..............    2000   $350,000   $ 25,000     $375,000              --           --         $ 6,800
  Chairman (CEO)                   1999    350,000     25,000      375,000              --           --           6,900
                                   1998    339,000     50,000      389,000              --           --           6,000

Thomas J. Miller, Jr.(1).......    2000   $315,000   $200,000     $515,000      $1,511,280           --         $24,500
  President (COO)                  1999          0          0            0              --           --              --
                                   1998          0          0            0              --           --              --

John J. Millerick(2)...........    2000   $114,000   $      0     $114,000              --       20,000         $ 2,700
  Senior Vice President            1999          0          0            0              --           --              --
  Chief Financial Officer          1998          0          0            0              --           --              --
  and Treasurer

Michael J. Magnifico(3)........    2000   $180,000   $ 15,000     $195,000              --           --         $ 6,500
  Vice President                   1999    127,900     15,000      142,900      $  185,000        5,000           9,900
                                   1998          0          0            0              --           --              --

Julian Soshnick................    2000   $206,000   $ 20,000     $226,000              --           --         $ 5,400
  Vice President and               1999    200,000     20,000      220,000              --           --           5,200
  General Counsel                  1998    193,700     40,000      233,700              --           --           5,100

---------------
Notes to Compensation Table

(1)  Mr. Miller joined the Company in October 1999.

(2)  Mr. Millerick joined the Company in January 2000.

(3)  Mr. Magnifico joined the Company in November 1998.

(A) Represents stock grants under the Company's Key Employee Stock Bonus Plan dated March 14, 1983, as amended and restated on January 27, 1988, pursuant to which Common Stock of the Company may be granted to key employees to encourage them to exert their best efforts on behalf of the Company. Each recipient of the Common Stock pursuant to the Bonus Plan is required to execute a noncompetition agreement in a form satisfactory to the Company. The Bonus Plan is administered by a committee appointed by the Board of Directors consisting of the Chairman of the Board and three other Directors who are not eligible to participate in the Bonus Plan. Generally, the Common Stock granted pursuant to the Bonus Plan is not transferable for a period of three years from the date of the grant and is subject to a risk of forfeiture in the event that the recipient leaves the employ of the Company during this period for any reason. Generally, during the subsequent four-year period, the transfer restrictions will lapse with respect to 25% of the Common Stock for each year the recipient remains in the employ of the Company. Failure to remain in the Company's employ during all of the subsequent four-year period will result in a forfeiture of shares as to which restrictions on disposition still exist. The Common Stock granted pursuant to the Bonus Plan is held in escrow by the Company until such restrictions on disposition lapse. However, while in escrow, the recipient has the right to vote such shares of Common Stock and to receive any cash dividends thereon. The Board of Directors, acting upon the recommendation of the Stock Bonus Plan Committee, may at the time of grant designate a different schedule upon which the transfer restrictions lapse.

(B) As of July 31, 2000, the following table reflects stock bonus awards for which transfer restrictions have not yet lapsed.

                                                                    MARKET VALUE
                                                                     AT DATE OF
                                                          SHARES        GRANT
                                                          ------    -------------
Thomas J. Miller, Jr....................................  60,000     $1,511,280
Michael J. Magnifico....................................   5,000        185,000

(C) Represents options granted pursuant to the Key Employee Stock Option Plan dated June 11, 1998.

(D) Represents car allowance and Company's Profit Sharing distribution for all Officers listed. In addition, includes relocation assistance for Mr. Miller in fiscal 2000 and Mr. Magnifico in fiscal 1999.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table indicates the grants of stock options awarded to the Named Officers during fiscal 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                          ALTERNATIVE
                              INDIVIDUAL GRANTS                                                             TO (f)
------------------------------------------------------------------------------                             AND (g):
                                                                                                          GRANT DATE
                                                                                 POTENTIAL REALIZABLE        VALUE
                                        PERCENT OF                                 VALUE AT ASSUMED       -----------
                         NUMBER OF        TOTAL                                  ANNUAL RATES OF STOCK
                         SECURITIES    OPTIONS/SARS                             PRICE APPRECIATION FOR
                         UNDERLYING     GRANTED TO    EXERCISE OF                     OPTION TERM         GRANT DATE
                        OPTION/SARS    EMPLOYEES IN   BASE PRICE    EXPIRATION  -----------------------     PRESENT
         NAME            GRANTED(#)    FISCAL YEAR      ($/SH)         DATE       5%($)        10%($)        VALUE
         (a)                (b)            (c)            (d)          (e)         (f)          (g)           (h)
         ----           ------------   ------------   -----------   ----------  ----------   ----------   -----------
Bernard M. Gordon.....         --            --             --         --              --           --          --
Thomas J. Miller......         --            --             --         --              --           --          --
John J. Millerick.....     20,000          15.0%        $36.00      1/28/2008    $397,000     $977,000          --
Michael J.
  Magnifico...........         --            --             --         --              --           --          --
Julian Soshnick.......         --            --             --         --              --           --          --

STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table indicates (i) stock options exercised by the Named Officers during the last fiscal year; (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of July 31, 2000; and (iii) the fiscal year-end value of "in-the-money" unexercised options.

                                                                      NUMBER OF               VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                NUMBER OF                        AT FISCAL YEAR END         AT FISCAL YEAR END(A)(B)
                             SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                           ON EXERCISE     REALIZED(A)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         ---------------   -----------   -----------   -------------   -----------   -------------
Bernard M. Gordon..........          --               --         --               --           --                --
Thomas J. Miller, Jr.......          --               --         --               --           --                --
John J. Millerick..........          --               --         --           20,000           --          $200,000
Michael J. Magnifico.......          --               --         --            5,000           --            41,250
Julian Soshnick............       5,000          $95,625         --               --           --                --

---------------
(A) The value realized or the unrealized value of in-the-money options at year-end represents the aggregate difference between the exercise price (which equals the market value on the date of grant) and either the market value on the date of exercise or, in the case of unrealized value, the market value at July 31, 2000.

(B) "In-the-money" options are options whose exercise price was less than the market price of Common stock at July 31, 2000.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is entitled to an annual fee of $10,000 plus a fee of $1,000 per meeting for each of the first four meetings of the Board or any Board Committee attended by him, together with reimbursement of travel expenses under certain circumstances.

     In February 1988, the Board of Directors adopted and stockholders approved at the January 1989 Annual Meeting of Stockholders, the 1988 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1988 Plan"). Pursuant to the 1988 Plan, options to purchase 50,000 shares of common stock may be granted only to directors of the Company or any subsidiary who are not employees of the Company or any subsidiary. The exercise price of options granted under the 1988 Plan is the fair market value of the Common Stock on the date of grant. The 1988 Plan provides that each Non-Employee director as of the date on which the Board of Directors adopted the 1988 Plan shall be granted an option to acquire 5,000 shares. Each new Non-Employee director who is subsequently elected to the Board of Directors shall be granted an option to acquire 5,000 shares after one year of service. In June 1996 the Board of Directors amended the 1988 Plan to increase the number of options that could be granted to each Non-Employee Director to 10,000 shares. No additional options can be granted under the 1988 Plan.

     In June 1996, the Board of Directors adopted and stockholders approved at the January 1997 Annual Meeting of Stockholders, the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1997 Plan"). Pursuant to the 1997 Plan, options to purchase 50,000 shares of common stock may be granted only to directors of the Company or any subsidiary who are not employees of the Company and any subsidiary. The exercise price of options granted under the 1997 Plan is the fair market value of the Common Stock on the date of grant. The 1997 Plan provides that each new Non-Employee Director who is elected to the Board shall be granted an option to acquire five thousand shares.

     Every four (4) years from the date on which a Non-Employee Director was last granted a Non-Employee Director option under either Plan, that Non-Employee Director shall be granted an option to acquire 5,000 shares, effective as of the date of that fourth anniversary.

     Options granted under both Plans are exercisable for a nine-year period commencing one year after the date of grant. During that exercise period, subject to the occurrence of certain events, options may be exercised only to the extent of (a) 33 1/3% of the number of shares covered by the option one or more years after the date of grant, (b) 66 2/3% of the number of shares subject to the option two or more years after the date of grant, and (c) 100% of the number of shares subject to the option three or more years after the date of grant.

     The 1988 and 1997 Plans are administered by members of the Company's Board of Directors.

     The following tables set forth options granted pursuant to the 1988 and 1997 plans as of July 31, 2000:

                            DATE OF     OPTIONS    OPTION      OPTIONS       OPTIONS         OPTIONS
                             GRANT      GRANTED     PRICE     EXERCISED    EXERCISABLE    UNEXERCISABLE
                            --------    -------    -------    ---------    -----------    -------------
1988 PLAN
Dr. Wilson................   2/01/88     5,000     $ 7.375      5,000            --              --
Dr. Wilson................   6/12/96     5,000     $27.750         --         5,000              --
Mr. Voboril...............   6/12/91     5,000     $10.875      5,000            --              --
Mr. Voboril...............   6/12/96     5,000     $27.750         --         5,000              --
Dr. Steinhauer............  10/08/93     5,000     $14.750      5,000            --              --
Dr. Steinhauer............   6/12/96     5,000     $27.750         --         5,000              --
1997 PLAN
Mr. Brown.................   1/28/00     5,000     $ 36.00         --            --           5,000
Mr. Tarello...............   1/28/00     5,000     $ 36.00         --            --           5,000
Dr. Wilson................   6/12/00     5,000     $ 36.00         --            --           5,000
Mr. Voboril...............   6/12/00     5,000     $ 36.00         --            --           5,000
Dr. Steinhauer............   6/12/00     5,000     $ 36.00         --            --           5,000

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The Company is unaware of any failure to file on a timely basis any reports required by Section 16(a) of the Exchange Act by any "reporting person", pursuant to Item 405 of Regulation S-K.

                         COMPENSATION COMMITTEE REPORT

     Analogic conceives, designs, manufactures, and sells standard and customized high-precision data acquisition, signal and imaging processing based medical imaging and industrial systems and subsystems. Analogic's principal customers are original equipment manufacturers (OEMs) who incorporate Analogic's state-of-the-art products into systems used in medical, industrial and scientific applications.

     Analogic's technology-driven philosophy and strategic growth objectives require an ability to attract and retain competent executives with substantial qualities in managerial breadth and technical depth. Such retention requires provision of remuneration programs which motivate and reward performance results directly related to enhancement of shareholder value.

     It is the charter of the Compensation Committee to develop, implement and control executive remuneration practices which:

     - Align management objectives with shareholder interests,

     - Balance short-term (annual) business plans with longer-term strategic goals,

     - Link executive remuneration to individual and Company performance, and

     - Provide for remunerative practices which are highly motivational to the individual and competitive in the marketplace.

     The Committee determines and approves all recommendations for base salary adjustment, cash incentive awards and/or stock incentive awards pertaining to the Chief Executive Officer and other Senior Executives.

ANNUAL COMPENSATION

     Executive salary ranges and annual incentive award targets are established annually. The Company's practice is to compensate executives at a competitive level for its industry.

     Each position is assigned a salary range appropriate to the impact and scope of that position, considering both external survey data and internal equity. Annual salary increases and incentive awards are based on overall Company results and achievement of individual objectives during the fiscal year. Measures of Company performance include: sales growth, profit attainment, timely introduction of new products, manufacturing efficiency, product quality, employee morale and employee turnover.

     Individual performance factors are relevant to the area of responsibility for each executive, and include divisional performance where appropriate.

     The Committee reviewed competitive salary practices for corporate officers and elected to make adjustments to base salaries where appropriate from a competitive standpoint.

LONGER-TERM INCENTIVES

     Stock incentives, which include stock options and/or stock grants, were provided through one or more of the following Plans previously approved by vote of the shareholders:

     - Key Employee Stock Bonus Plan dated March 14, 1983 as amended and restated January 27, 1988

     - Key Employee Incentive Stock Option Plan dated June 11, 1993 as amended October 12, 2000.

     - Key Employee Incentive Stock Option Plan dated June 11, 1998 as amended October 12, 2000.

     The award of stock incentives to individual recipients considers the contribution of the individual to longer-term results, his/her impact upon divisional or corporate objectives, and level of position within the organization.

     The potential realization from these awards is directly related to the continuing success of the Company as measured by increasing shareholder value.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation of the Chief Executive Officer, Mr. Bernard M. Gordon, is determined by the Committee following evaluation of his individual performance and overall Company performance with considerable respect to financial results. The key performance measure for this position is the ability to provide the leadership and vision essential to continuing success. Other measures of quantitative and qualitative performance are similar to those used for all officers, as is the method of evaluating competitive compensation practice.

     Mr. Gordon's base salary rate, which has not been adjusted since January, 1998, reflects competitive reward practice for CEOs of comparable, high technology companies. The amount of Mr. Gordon's incentive award was based on annual financial results. Due to his position as founder of the Company, Mr. Gordon personally identifies with the future of the organization and has declined to participate in stock incentive arrangements. Overall, his compensation continues to be conservative, particularly in light of his leadership position in the electronics industry.

                                          COMPENSATION COMMITTEE

                                          Gerald L. Wilson, Chairman
                                          Bruce W. Steinhauer
                                          Edward F. Voboril

                             AUDIT COMMITTEE REPORT

     In connection with the issuance of the Company's Annual Report on Form 10-K, the Audit Committee:

     1. Reviewed and discussed the audited financial statements with management personnel.

     2. Met with the Company's independent auditors to review the audited financial statements and to discuss with the auditors all matters covered by Statement of Auditing Standards (SAS) No. 61.

     3. Requested and obtained from the independent auditors a letter required by Independent Standards Board (ISB) No. 1 that the auditors were in all respects independent.

     As a result of the above referenced review and discussions with the Company's management and independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be accepted and included in the Company's Annual Report on Form 10-K.

                                          AUDIT COMMITTEE

                                          Edward F. Voboril, Chairman
                                          Dr. Bruce W. Steinhauer
                                          Gerald L. Wilson

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Center for Research in Security Prices of the University of Chicago ("CRSP") Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the CRSP Total Return Index for all NASDAQ stocks within the Company's primary SIC Code. The graph assumes $100 invested on July 29, 1995, in the Company's Common Stock and $100 invested at that time in each of the NASDAQ indexes. The comparison assumes that all dividends are reinvested.
[GRAPH]

                                                        ANALOGIC             NASDAQ STOCK MARKET (US       NASDAQ STOCKS (SIC
                                                       CORPORATION                 COMPANIES)            3800-3899 US COMPANIES)
                                                       -----------           -----------------------     -----------------------
07/1995                                                   100.0                       100.0                       100.0
07/1996                                                   151.3                       109.0                        97.9
07/1997                                                   195.4                       160.8                       128.7
07/1998                                                   219.4                       189.3                       115.4
07/1999                                                   185.8                       270.7                       167.0
07/2000                                                   251.8                       385.5                       255.7

                           PROPOSALS OF STOCKHOLDERS

     A stockholder of the Company who intends to present a proposal for action at the 2002 Annual Meeting of Stockholders of the Company may seek to have his proposal included in the Company's proxy material for the Meeting by notifying the Company of such intention and furnishing the text of the proposal to the Company. Such notice must also include the stockholder's address and statement of the number of shares of Common Stock of the Company held of record or beneficially by such stockholder and of the date or dates upon which such shares were acquired, and must be accompanied by documentary support for a claim of beneficial ownership. To have a proposal considered for inclusion in the proxy material for the 2002 Annual Meeting of Stockholders, a stockholder must give the aforesaid notice and submit his proposal no later than August 10, 2001. The notice and text should be sent to the attention of John J. Millerick, Senior Vice President, Chief Financial Officer and Treasurer, Analogic Corporation, 8 Centennial Drive, Peabody, MA 01960.

     If a stockholder wishes to make a proposal at the 2002 Annual Meeting of Stockholders and does not notify the Company of that matter by October 23, 2001, the proxies that management solicits for the 2002 Annual Meeting will confer discretionary authority to vote on the stockholder's proposal if it is properly brought before that meeting.

                                 OTHER MATTERS

     The Company knows of no business which will be presented for consideration at the Meeting other than that set forth in this Proxy Statement. However, if any such other business shall come before the Meeting, the persons named in the Proxies or their substitutes shall vote the Proxies in respect of any such business in accordance with their best judgment.

     The cost of preparing, assembling, and mailing the proxy material will be borne by the Company. The Company may solicit Proxies otherwise than by the use of the mails, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone, correspondence or in person, to obtain Proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their out-of-pocket expenses in so doing.

     THE COMPANY WILL FURNISH TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A request for the Form 10-K should be addressed to John J. Millerick, Senior Vice President, Chief Financial Officer and Treasurer, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960.

                                          For the Board of Directors

                                          Julian Soshnick
                                          Clerk

December 1, 2000

     IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, IS ENCLOSED FOR THAT PURPOSE.

                                                                       EXHIBIT A

                              ANALOGIC CORPORATION

                            AUDIT COMMITTEE CHARTER
                                   JUNE 2000

     The Audit Committee shall consist of a minimum of three independent directors who are financially literate and shall have general oversight responsibility with respect to the Corporation's financial reporting. In performing its oversight responsibility, the Committee shall make recommendations to the Board of Directors as to the selection, retention or change in the independent accountants of the Corporation; and review with the independent accountants the scope of their examination and other matters relating to both their audit and non-audit activities. In undertaking the foregoing responsibilities, the Audit Committee shall have unrestricted access, if necessary, to personnel of the Corporation and documents and shall be provided with the resources and assistance necessary to discharge its responsibilities, including periodic reports from management assessing the impact of regulation, accounting and reporting of other significant matters that may affect the Corporation. The Audit Committee shall review the financial reporting and adequacy of internal controls of the Corporation, consult with certified public accountants, and from time to time, but not less than annually, report to the Board. The Board of Directors shall fill vacancies in the membership of the Audit Committee.

     In meeting its responsibilities, the Audit Committee is expected to:

         1. Provide an open avenue of communications between the independent accountants and the Board of Directors.

         2. Review and update the Committee's charter annually.

         3. Receive copies of all quarterly financial statements and review with the Corporation's chief accounting officer and senior management as deemed appropriate.

         4. Recommend to the Board of Directors the independent accountants to be retained, approve their fees, and if applicable, review and approve their discharge.

         5. Obtain from the independent accountants annually a formal written statement delineating all relationships between themselves and the Company consistent with Independence Standards Board Standard No. 1, discuss with the independent accountants any such disclosed relationships and the impact these relationships have on their independence, and take or recommend that the Board, where required, take appropriate action regarding the independence of the independent accountants.

         6. When applicable, review and concur in the appointment of a director of internal auditing.

         7. Review management consulting services and related fees provided by the independent accountants.

         8. Consider, with management, the audit scope and plan of the independent accountants.

         9. Consider and review with the independent accountants:

            a. The adequacy of the Corporation's internal controls.

            b. Any related significant findings and recommendations of the independent accountants together with management's responses thereto.

        10. Review with management and the independent accountants at the completion of the annual examination:

            a. The Corporation's annual financial statements and related footnotes.

            b. The independent accountants' audit of the financial statements and their report herein.

            c. Any significant changes required in the independent accountants'
               audit plan.

            d. Any serious difficulties or disputes with management encountered during the course of the audit.

            e. Other matters related to the conduct of the audit, which are required to be communicated to the Committee under generally accepted auditing standards.

        11. Review with management and the independent accountants filings with the SEC, including but not limited to Form 10-K and Form 10-Q, and other published documents containing the Corporation's financial statements.

        12. Review the effectiveness of the systems and processes in place for monitoring compliance with laws and regulations.

        13. Review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements.

        14. Review the Company's Code of Conduct and ensure that the program to monitor compliance is effective.

        15. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountants.

        16. Meet with the independent accountants and management in separate executive sessions to discuss any matters that should be discussed privately with the Audit Committee.

        17. Report Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate.

                                                                       EXHIBIT B

                         KEY EMPLOYEE STOCK BONUS PLAN

                             DATED OCTOBER 12, 2000

     1. PURPOSES. The Analogic "Key Employee Stock Bonus Plan" is intended to provide a method whereby employees of Analogic Corporation and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company"), who are largely responsible for the management, growth and protection of the Company's business and are expected to make substantial contributions to the successful growth of the Company, may be stimulated by personal involvement in the Company's future prosperity, thereby advancing the interests of the Company and all of its stockholders. This prosperity is dependent upon the preservation and development of the Company's proprietary products, trade secrets, know-how, and goodwill. The basic purposes of this Plan are (i) to attract and/or retain key employees; (ii) to provide deferred compensation for the Participants and additional incentive to continue in the service of the Company with a proprietary interest therein; and (iii) to acquire noncompetition agreements from key employees who become Participants under this Plan and to whom shares of the Common Stock of the Company will then be issued under the Plan, pursuant to which each such Participant shall agree to devote his or her full time professional efforts on behalf of the Company during the period of his or her employment and not to engage in any activity, direct or indirect, which may be competitive with the business of the Company during the period of his or her employment.

     2. ADMINISTRATION. The Plan shall be administered by a Stock Plan Committee (the "Committee") appointed by the Board of Directors of the Company. The Committee shall serve at the pleasure of the Board and shall consist of the Chairman of the Board and not less than two Non-Employee Directors, all of whom shall be ineligible to participate in the Plan. The Committee shall prepare reports to the Board of Directors of its recommendations with respect to key employees to receive shares to be issued under the Plan, the number of shares recommended for each such person and the dates or schedule upon which the restrictions of Section 7 shall lapse (which dates or schedules need not be identical). The Board of Directors shall have the sole responsibility for approving or rejecting such recommendations. The Committee shall adopt such rules and regulations as it may deem necessary or advisable for governing its own work and shall recommend to the Board of Directors the form of instrument or other document or documents which may be required, and the procedures to be followed in the issuance of shares, cancellation of forfeited shares, and otherwise necessary for the administration of the Plan.

     3. RESERVATION OF SHARES. The Company shall reserve and set aside One Hundred Thousand (100,000) shares of its authorized but unissued $.05 par value Common Stock ("Common Stock"). Any of such shares issued under this Plan, which may be forfeited pursuant to Paragraph 8 hereof, will again be available for issuance under this Plan. Shares shall be made available from authorized, unissued or reacquired Common Stock.

     4. PARTICIPANTS. All officers, divisional officers, department heads and other key employees of the Company or of any subsidiary corporation shall be eligible to receive shares of Common Stock and thereby become Participants in the Plan, except that no director shall be eligible to participate unless he or she shall also be a key employee of the Company.

     5. CONSIDERATION FOR SHARES ISSUED UNDER THE PLAN. No Participant shall receive any shares under the Plan unless prior to the proposed issuance of the shares to him or her, the Participant shall execute and deliver to the Company a Noncompetition Agreement in form satisfactory to the Committee.

     6. TIME FOR ISSUANCE OF SHARES. Each key employee authorized by the Board of Directors to receive shares of Common Stock shall execute and deliver such Noncompetition Agreement to the Company within ten (10) days after the Company notifies the Participant that he or she has been selected to become a Participant. If such employee shall fail so to execute and deliver such Noncompetition Agreement, any of his or her rights to such shares shall terminate.

     7. RESTRICTIONS.

     (a) Each Participant will be the record and beneficial owner of the shares issued to him or her under the Plan and except as provided herein shall be entitled to all of the rights of such ownership including, without limitation, the right to vote such shares and to receive ordinary cash dividends thereon. However, shares of Common Stock issued to a Participant under the Plan and any money or property (other than ordinary cash dividends), stock or securities distributed with respect to or exchanged for those shares (hereinafter all of the foregoing being collectively called the "shares") shall not be sold, transferred, pledged or otherwise hypothecated (all of the foregoing events being hereinafter called a "disposition") except as provided herein. Any such attempted disposition, except as provided herein, shall result in an immediate forfeiture to the Company of the shares. During the period which restriction upon dispositions apply and the shares are held in escrow by the Company, the Committee will exercise all rights which attach to these shares so as to preserve the benefits associated with these shares as shall appear to the Committee are in the best interests of the Participant. The Committee shall not be liable in any way for good-faith action taken in this regard and the Participant agrees by acceptance of the shares to hold the Committee harmless for any actions so taken.

     (b) Subject to the provisions of paragraphs (c) and (d), restrictions on the disposition of the common shares shall, at the time of grant and thence for a period of three years, apply to 100% of the number of shares granted. As of the first day of each year then following the aforementioned three-year period, the restrictions upon disposition of 25% of such shares (and any shares relating thereto) shall lapse, provided always that the Participant remains in the continuous full-time employ of the Company.

     (c) Notwithstanding the foregoing provisions of this Paragraph 7, the Board of Directors may, upon the recommendation of the Committee, impose a different lapse schedule at the time shares are awarded under the Plan or may accelerate a lapse schedule at any time thereafter as to shares for which the restrictions upon disposition have not lapsed, and in either such event such different or modified lapse schedule shall control for all purposes under the Plan.

     (d) In the event that the Participant ceases to be an employee of the Company for any reason, including death or disability, all shares as to which the restrictions upon disposition have not lapsed in accordance with subparagraph (b) or (c) of this Paragraph 7 shall be forfeited immediately to the Company.

     8. FORFEITURE. All shares issued to a Participant shall be held by the Company in escrow subject to the conditions set forth in Paragraph 7 above and until such time as the restrictions on disposition shall lapse. In the event of the cessation of the employment of the Participant, however caused, prior to the expiration of the restriction period specified in the grant, the shares then remaining subject to the restrictions on disposition set forth in Paragraph 7 shall be forfeited to the Company. In the event that the Committee shall at any time prior to the lapse of the restrictions determine that a Participant has (i) committed an act of misconduct for which he or she could have been discharged for cause by the Company, or (ii) has participated or engaged in any business activity determined by the Committee to be in any way harmful or prejudicial to the interests of the Company, all shares then issued and outstanding in the name of the Participant as to which the restrictions are still in full force and effect shall immediately be forfeited. Any determination made by the Committee hereunder shall be conclusive and binding upon both the Company and the Participant.

     9. CONDITIONS TO GRANT OF SHARES. The Board may, in its discretion, require as conditions to the grant of shares (a) that a registration statement under the Securities Act of 1933, as amended, with respect to the shares issued, containing such current information as is required by the Rules and Regulations under said Act, shall have become, and continue to be, effective, or (b) that the Participant (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, both that he or she is acquiring shares, for his or her own account, for investment and not with a view to or in connection with any distribution, (ii) shall have agreed to restrictions on transfer, in form or substance satisfactory to the Company, and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions on the certificate representing the shares.

     10. DILUTION OR OTHER ADJUSTMENTS. In the event the outstanding shares of the Common Stock of the Company are increased or decreased as a result of stock dividends, stock splits, recapitalizations or other means having the same effect, or if the Company's Common Stock is converted into other shares or securities of the Company as a result of a reorganization, the number of shares available for issuance under the Plan shall be appropriately adjusted by the Board of Directors.

     11. MERGER, CONSOLIDATION OR SALE OF THE COMPANY'S ASSETS. If the Company shall merge or consolidate with any corporation and the Company shall not be the surviving corporation, or if the Company shall sell or exchange substantially all of its assets, the restrictions on disposition and the provisions with respect to forfeitures set forth in Paragraphs 7 and 8 above, respectively, shall ipso facto lapse and be of no further effect whatsoever as to any and all shares then issued and outstanding of record in the name of any and all Participants, and all such shares forthwith be delivered by the Company to the respective Participants.

     12. NONASSIGNABILITY. Shares issued to any Participant hereunder prior to the release of the restrictions shall not be transferable otherwise than by will or by the laws of descent and distribution. In the event of the cessation of employment of a Participant, forfeiture of shares still subject to restriction at the time of death shall be in accordance with Paragraph 7(d).

     13. AMENDMENTS. The Board of Directors of the Company by resolution at any time may amend the Plan in any respect, provided that, in the absence of stockholder approval, no such amendment shall increase the maximum number of shares which may be issued under the Plan, except in accordance with the provisions of Paragraph 10 hereof.

     14. INTERPRETATION. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee, subject, however, at all times to the final jurisdiction which shall rest in the Board of Directors of the Company. Determinations made by the Committee and approved by the Board of Directors with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all Participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee (whether under the authority of this Paragraph or of Paragraph 2 above) shall remain in full force and effect and until altered, amended, or repealed by the Board of Directors.

     15. EFFECTIVE DATE. The plan will become effective as of the date on which the Plan is approved by the stockholders of the Company.

                                [ANALOGIC LOGO]

                                  DETACH HERE

                              ANALOGIC CORPORATION

      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 19, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

     The undersigned, having received the notice of the meeting and proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Bernard
M. Gordon, John J. Millerick, and Julian Soshnick, or any one of them attorney or attorneys of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of Analogic Corporation (the "Company") to be held at the Company's headquarters located at Eight Centennial Drive, Peabody, Massachusetts on January 19, 2001, at 11:00 a.m. and at any adjourned sessions thereof, and there to vote and act with respect to all shares of the Company which the undersigned shall be entitled to vote or act upon with all the powers the undersigned would possess if personally present. This proxy will be voted as directed by the undersigned and if no direction is indicated, it will be voted FOR an increase in the number of directors from eight to nine and the election of the nominees as directors and FOR Proposal 2 and FOR Proposal 3.

     Election of Four Directors. Nominees:

     (01) Bernard M. Gordon, (02) John A. Tarello, (03) Gerald L. Wilson, (04) Julian Soshnick

     SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, please sign on the reverse side. You need not mark any boxes.

SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                              SIDE

ANALOGIC CORPORATION

C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

-------------------------------------------------------------------------------

                              THIS IS YOUR PROXY.
                            YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the Meeting by promptly returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.

-------------------------------------------------------------------------------



                                  DETACH HERE


[X] Please mark votes as in this example.

This Proxy, when executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

-------------------------------------------------------------------------------
       The Board of Directors recommends a Vote FOR Proposals 1, 2 and 3.
-------------------------------------------------------------------------------

1. To Increase the number of Directors for the ensuing year from eight to nine and the election of the nominees as Directors (See Reverse).

          FOR                WITHHELD
          [ ]                  [ ]

     [ ] _________________________________________
         For all nominees except as noted above

2. To consider and act upon the matter of ratifying the selection of PricewaterhouseCoopers LLP as the Company's auditors for the current fiscal year.

           FOR           AGAINST             ABSTAIN
           [ ]             [ ]                [  ]

3. To consider and act upon the matter of adopting and approving the Company's Key Employee Stock Bonus Plan dated October 12, 2000.

           FOR           AGAINST             ABSTAIN
           [ ]             [ ]                [  ]

4. To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the Meeting or any adjourned session or sessions thereof.

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      [ ]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: ____________________ Date: ______________


Signature: ____________________ Date: ______________